PRICING SUPPLEMENT NO. 70                                       Rule 424(b)(3)
DATED: September 18, 2000                                   File No. 333-31980
(To Prospectus dated August 8, 2000,
and Prospectus Supplement dated August 11, 2000)

                                 $3,035,893,162

                         THE BEAR STEARNS COMPANIES INC.

                           MEDIUM-TERM NOTES, SERIES B

Principal Amount:             Floating Rate Notes [x]  Book Entry Notes [x]
$200,000,000

Original Issue Date:          Fixed Rate Notes [  ]    Certificated Notes [  ]
9/21/2000

Maturity Date: 9/21/2004      CUSIP#: 073928ru9

Option to Extend Maturity:    No    [x]
                              Yes   [  ]  Final Maturity Date:


                                              Optional            Optional
                         Redemption           Repayment           Repayment
   Redeemable On          Price(s)             Date(s)            Price(s)
   -------------       --------------       -------------      -----------

        N/A                  N/A                 N/A                 N/A

Applicable Only to Fixed Rate Notes:
-----------------------------------

Interest Rate:

Interest Payment Dates:

Applicable Only to Floating Rate Notes:
--------------------------------------

Interest Rate Basis:                     Maximum Interest Rate:  N/A

[  ]  Commercial Paper Rate              Minimum Interest Rate:  N/A

[  ]  Federal Funds Rate                 Interest Reset Date(s):  *

[  ]  Treasury Rate                      Interest Reset Period:  Quarterly

[  ]  LIBOR Reuters                      Interest Payment Date(s):  **

[x]   LIBOR Telerate

[  ]  Prime Rate

[  ]  CMT Rate

Initial Interest Rate:  7.048%           Interest Payment Period: Quarterly

Index Maturity:  Three Months

Spread (plus or minus): +0.39%

* On the 21st of each December, March, June and September prior to Maturity.

** On the 21st of each December, March, June and September.

The distribution of Notes will conform to the requirements set forth in Rule 2720 of the NASD Conduct Rules.